Exhibit 10.24

FIRST AMENDMENT TO COLLABORATION AGREEMENT
This First Amendment to the Collaboration Agreement (the “Amendment”) is entered into as of November 3, 2015 (the “Amendment Effective Date”), ”) is by and among Alphatec Spine, Inc., a California corporation (“Company”), a wholly-owned subsidiary of Alphatec Holdings, Inc., a Delaware corporation (“Holdings”), Elite Medical Holdings, LLC a Nevada limited liability company (“Elite”) and Pac 3 Surgical Products, LLC (“Pac 3”), a Nevada limited liability company (collectively, Elite and Pac 3 shall be referred to as the “Consultant”).
WHEREAS, Company, Holdings and Consultant are parties to that certain Collaboration Agreement, effective as of October 22, 2013 (the “Original Agreement”); and
WHEREAS, the Parties wish to amend the Original Agreement as set forth herein.
Now, therefore, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I-- AMENDMENTS

1.1Amendment and Restatement of Section 5.1.2 and 5.1.3. Sections 5.1.2 and 5.1.3 of the Original Agreement are deleted in their entirety and replaced by the following:

“5.1.2	On the one-year anniversary of the Effective Date, up to $2,583,266.66 of Consultant Shares (the “One-Year Anniversary Shares”);

5.1.3	On the two-year anniversary of the Effective Date, up to $2,583,266.66 of Consultant Shares (the “Two-Year Anniversary Shares”)”

1.2    Addition of Sections 5.4, 5.5, 5.6 and 5.7. The following is added to the Agreement as Sections 5.4, 5.5, 5.6 and 5.7:

“5.4    Valuation of the One-Year Anniversary Shares. If at any point during the 30 trading days after January 1, 2017 (the “First Valuation Period”) (with the last such day being the “First Valuation Date”), the valuation of the Consultant Shares that make up the One-Year Anniversary Shares is not at least $2,583,266, as measured on the highest valuation point during the First Valuation Period, Company will pay the Consultant an amount equal to $2,583,266, less the value of the One-Year Anniversary Shares, as measured on the highest valuation point during the First Valuation Period, with such amount payable within 60 days of the First Valuation Date. If at any point during the First Valuation Period, the One-Year Anniversary Shares are worth more than $3,974,256, as measured on the highest valuation point during the First Valuation Period, Consultant will return to Holdings within 60 days of the First Valuation Date, a number of Consultant Shares sufficient to yield an overall value retained by Consultant with respect to the One-Year Anniversary Shares of $3,974,256, as measured on the highest valuation point during the First Valuation Period. The value to be assessed and realized hereunder shall be measured as gross value based on the closing price of Holdings’ common stock during the First Valuation Period. The foregoing Section 5.4 shall be null and void in the event that: (i) more than twenty percent (20%) of the One-

Year Anniversary Shares; or (ii) any of the Two-year Anniversary Shares or Final Shares are sold, transferred or pledged prior to the First Valuation Date. In addition, the foregoing Section 5.4 shall be null and void with respect to any Consultant Shares that are held by a person or entity that sells, transfers or pledges any of such person’s or entity’s One-Year Anniversary Shares prior to the First Valuation Date (the “First Valuation Date Excluded Shares”). In the event that there are any First Valuation Date Excluded Shares, all of the valuation numbers to be used in the calculations required by this Section 5.4 shall be reduced on a pro rata basis in the same proportion that the First Valuation Date Excluded Shares that were part of the One-Year Anniversary Shares are of the One-Year Anniversary Shares as a whole.
5.5    Valuation of the Two-Year Anniversary Shares. If at any point during the 30 trading days after January 1, 2018 (the “Second Valuation Period”) (with the last such day being the “Second Valuation Date”), the valuation of the Consultant Shares that make up the Two-Year Anniversary Shares is not at least $2,583,266, , as measured on the highest valuation point during the First Valuation Period, Company will pay the Consultant an amount equal to $2,593,266, less the value of the Two-Year Anniversary Shares, as measured on the highest valuation point during the First Valuation Period, with such amount payable within 60 days of the Second Valuation Date. If at any point during the Second Valuation Period, the Two-Year Anniversary Shares are worth more than $5,299,008, as measured on the highest valuation point during the First Valuation Period, Consultant will return to Holdings within 60 days of the Second Valuation Date, a number of Consultant Shares sufficient to yield an overall value retained by Consultant with respect to the Two-Year Anniversary Shares of $5,299,008, as measured on the highest valuation point during the First Valuation Period. The value to be assessed and realized hereunder shall be measured as gross value based on the closing price of the Holdings’ common stock during the Second Valuation Period. The foregoing Section 5.5 shall be null and void with respect to any Consultant Shares that are held by a person or entity that sells, transfers or pledges: (i) any of such person’s or entity’s One-Year Anniversary Shares prior to the First Valuation Date; (ii) any of such person’s or entity’s Two-Year Anniversary Shares prior to the Second Valuation Date; or (iii) any of such person’s or entity’s Final Shares prior to the Second Valuation Date (the “Second Valuation Date Excluded Shares”). In the event that there are any Second Valuation Date Excluded Shares, all of the valuation numbers to be used in the calculations required by this Section 5.5 shall be reduced on a pro rata basis in the same proportion that the Second Valuation Date Excluded Shares that were part of the Two-Year Anniversary Shares are of the Two-Year Anniversary Shares as a whole. To the extent that the number of Consultant Shares initially issued as part of the Two-Year Anniversary Shares is less than 1,324,752, the calculations set forth above shall be reduced on a pro-rata basis.
5.6    Valuation of the Final Shares. If at any point during the 30 trading days after January 1, 2019 (the “Final Valuation Period”) (with the last such day being the “Final Valuation Date”), the valuation of the Consultant Shares that make up the Final Shares is not at least $2,583,266, as measured on the highest valuation point during the Final Valuation Period, Company will pay the Consultant an amount equal to $2,593,266, less the value of the Final Shares, as measured on the highest valuation point during the Final Valuation Period, with such amount payable within 60 days of the Final Valuation Date. If at any point during the Final Valuation Period, the Final Shares are worth more than $5,299,008, as measured on the highest valuation point during the Final Valuation Period, Consultant will return to Holdings within 60 days of the Third Valuation Date, a number of Consultant Shares sufficient to yield an overall value retained by Consultant with respect to the Final Shares of $5,299,008, as measured on the highest valuation point during the Final Valuation Period. The value to be assessed and realized hereunder shall be based on the closing price of Holdings’ common stock during the Final Valuation Period. The foregoing Section 5.6 shall be null and void with respect to any Consultant Shares that are held by a person or entity that sells, transfers or pledges: (i) any of such person’s or entity’s One-Year Anniversary Shares prior to the First Valuation Date; (ii) any of such person’s or entity’s Two-Year Anniversary Shares prior to the Second Valuation Date; or (iii) any of such person’s or entity’s Final Shares prior to the Final Valuation Date (the “Final Valuation Date Excluded Shares”). In the event that there are any Final Valuation Date Excluded Shares, all of the valuation numbers to be used in the calculations required by this Section 5.6 shall be reduced on a pro rata basis in the same proportion that the Final Valuation Date Excluded Shares that were part of the Final Shares are of the Final Shares as a whole. To the extent that the number of Consultant Shares initially issued as part of the Final Shares is less than 1,324,752, the calculations set forth above shall be reduced on a pro-rata basis.

5.7    Treatment of the Consultant Shares following a Change of Control and Valuation of Non-Publicly Traded Common Stock.
5.7.1    For purposes of this Section 5.7, a “Change of Control” shall mean (i) any consolidation or merger of Holdings with or into any corporation or other entity or person, or any other reorganization, other than any such consolidation, merger or reorganization in which the stockholders of Holdings, immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly-owned subsidiary, its parent) immediately after such consolidation, merger or reorganization in substantially the same proportion as their voting power of Holdings immediately prior to such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which Holdings is a party in which in excess of seventy percent (70%) of Holdings’ voting power is transferred; or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of Holdings. In the event of a Change of Control, the surviving entity (the “Successor”) will assume and/or honor this agreement and all the terms agreed herein.
5.7.2    Upon the closing of a Change of Control, the holders of any issued and outstanding Consultant Shares shall be entitled to receive the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Holdings common stock on the effective date of the Change in Control was entitled (the “Successor Consideration”). In addition, the rights and obligations set forth in Sections 5.4, 5.5 and 5.6 shall remain in full force and effect, provided that: (i) the applicable valuation shall be performed on the Successor Consideration rather than the Consultant Shares; and (ii) any restrictions on sales, transfers and pledges shall apply to the Successor Consideration, other than that portion of the Successor Consideration that is comprised of cash.
5.7.3    If during any applicable valuation period: (i) the common stock of Holdings is not publicly traded, or (ii) the Successor Consideration consists of a security that is not publicly traded, the value of the Consultant Shares being evaluated during such valuation period shall be (x) the price of the common stock of Holdings (or the Successor Consideration) during the most recent round of financing completed by Holdings, Spine or the Successor (as the case may be), provided the financing shall have been completed not more than nine months prior to the applicable valuation period, or (y) if there has not been a financing in the nine months prior to the applicable valuation date, then the valuation shall be determined by a single independent appraisal of an appraiser chosen by Holdings or the Successor (as the case may be) and approved by Consultant, such approval not unreasonably withheld, conditioned or delayed.”

ARTICLE II -- MISCELLANEOUS

Except for the amendments set forth herein, the Original Agreement shall remain unchanged and in full force and effect. The Original Agreement and this Amendment shall be construed together as a single instrument. Miscellaneous. Capitalized terms not defined in this Amendment shall have the meaning ascribed to such terms in the Agreement. In the event of any conflict between the terms of this Amendment and the Original Agreement, this Agreement shall govern.

[Signatures Follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Amendment Effective Date.
ALPHATEC HOLDINGS, INC.
By:_/S/ James Corbett__________
Name: James M. Corbett
Title: President and CEO
ALPHATEC SPINE, INC.
By:_/S/ James Corbett________
Name: James M. Corbett
Title: President and CEO
ELITE MEDICAL HOLDINGS, LLC
By:_/S/ Aaron Brown______________
Name: Aaron Brown
Title: President
PAC 3 SURGICAL PRODUCTS, LLC
By:_/S/ Aaron Brown_______________
Name: Aaron Brown
Title: President

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